UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36110 (Commission File Number)	34-1755769 (IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)	46204 (Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01          Regulation FD Disclosure.

On November 15, 2016, Simon Property Group, Inc., the general partner of Simon Property Group, L.P. (the “Operating Partnership”), issued a press release announcing the terms of the public offering of the senior notes of the Operating Partnership described below. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and the related Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

ITEM 8.01          Other Events.

On November 15, 2016, the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $550,000,000 aggregate principal amount of the Operating Partnership’s 2.350% notes due 2022 (the “2022 Notes”), $750,000,000 aggregate principal amount of the Operating Partnership’s 3.250% notes due 2026 (the “2026 Notes”) and $550,000,000 aggregate principal amount of the Operating Partnership’s 4.250% notes due 2046 (the “2046 Notes,” and together with the 2022 Notes and the 2026 Notes, the “Notes”).  The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type.  In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms.  The Underwriters have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the Underwriters have performed, and expect in the future to perform, commercial lending services, for the Operating Partnership and its affiliates from time to time.

The Notes were issued on November 23, 2016 pursuant to the thirty-fifth supplemental indenture, dated as of November 23, 2016 (the “35th Supplemental Indenture”), to the Operating Partnership’s Indenture, dated as of November 26, 1996, each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.

The 2022 Notes bear interest at a rate of 2.350% per annum and mature on January 30, 2022. The 2026 Notes bear interest at a rate of 3.250% per annum and mature on November 30, 2026. The 2046 Notes bear interest at a rate of 4.250% per annum and mature on November 30, 2046. Interest is payable semi-annually in arrears on January 30 and July 30, beginning July 30, 2017, with respect to the 2022 Notes and May 30 and November 30, beginning May 30, 2017, with respect to the 2026 Notes and the 2046 Notes (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may redeem the Notes of any series at its option at any time, in whole or from time to time in part, on not less than 15 and not more than 45 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes of any series will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption and a “make-whole” premium calculated under the 35th Supplemental Indenture (unless the 2022 Notes are redeemed on or after October 30, 2021, the 2026 Notes are redeemed on or after August 30, 2026 or the 2046 Notes are redeemed on or after May 30, 2046, in which case no “make-whole” premium will be payable).

The Notes will be subject to customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The foregoing descriptions are qualified in their entirety by the Underwriting Agreement and the 35th Supplemental Indenture (including the form of notes attached thereto), respectively.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the 35th Supplemental Indenture is attached hereto as Exhibit 4.1 and each is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 1.1

Underwriting Agreement, dated November 15, 2016, among Simon Property Group, L.P. and Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc.

Exhibit 4.1

Thirty-Fifth Supplemental Indenture, dated as of November 23, 2016, to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $550,000,000 aggregate principal amount of 2.350% Notes due 2022 (included in Exhibit 4.1 hereto).

Exhibit 4.2	Form of $750,000,000 aggregate principal amount of 3.250% Notes due 2026 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of $550,000,000 aggregate principal amount of 4.250% Notes due 2046 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Sidley Austin LLP.

Exhibit 23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated November 15, 2016, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2016

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., its sole General Partner

		By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief
Accounting Officer